UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2026

Bioscience Health Innovations, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-234487	98-1498782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(14857 South Concord Park Drive, Bluffdale, Utah	84065

Registrant’s telephone number, including area code (801) 949-0791

NOWTRANSIT INC
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Director and Election of Director

On April 1, 2026, Bioscience Health Innovations, Inc. (the “Company”) announced that Justin Earl has resigned from the Company’s Board of Directors, effective immediately. Mr. Earl’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

The Company also announced that, on April 1, 2026, the Board of Directors appointed Mr. Daniel Schmidt to serve as a director, effective immediately, to fill the vacancy created by Mr. Earl’s resignation.

Prior to Mr. Schmidt’s appointment, he has been serving as the Company’s Chief Technology Officer since the Company’s inception.

Dan has extensive experience in therapeutic medical devices and treatments including, Radio Frequency, Stem Cells, Laser and Ultrasound Technologies, Non-Surgical Skin Tightening and Fat Reduction. Mr. Schmidt has invested the last 26 years seeking ways to improve people's quality of life by developing and commercializing innovative healthcare products and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioscience Health Innovations, Inc
A Nevada Corporation

By:	/s/ Darren Lopez
Darren Lopez Chief Executive Officer

Date: April 2, 2026

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